EXHIBIT 99.1

EARNINGS RELEASE

For Immediate Release

Analyst Inquiries:                                                      Media Inquiries:
Mike Eliason                                                             Laurie Dippold
(317) 249-4559                                                           (317) 468-3900
mike.eliason@karglobal.com                     laurie.dippold@karglobal.com

KAR Auction Services, Inc. Reports First Quarter 2023 Financial Results
•Total revenue increased 14% year-over-year
•Significant increases in operating profit and income from continuing operations
•Adjusted EBITDA increased 20% year-over-year

Carmel, IN, May 2, 2023 — KAR Auction Services, Inc. (NYSE: KAR), today reported its first quarter financial results for the period ended March 31, 2023.
"I am very pleased with our solid performance in the first quarter and the improvement we achieved over the prior year—including double-digit growth in revenue, gross profit, adjusted EBITDA and operating adjusted earnings per share," said Peter Kelly, CEO. "Our Marketplace segment grew revenue and profitability by increasing service attach rates, buyer participation and overall conversion during the quarter. We are beginning to see the positive impact of our ongoing cost control efforts across our business, and remain well positioned for growth."
First Quarter 2023 Financial Highlights
•Total revenue was $420.6 million, an increase of 14% for the first quarter of 2023, compared with $369.4 million for the first quarter of 2022.
•Income from continuing operations of $12.7 million, or $0.01 per diluted share, for the first quarter of 2023, compared with a loss from continuing operations of $8.4 million, or $(0.16) per diluted share, for the first quarter of 2022.
•Operating adjusted net income from continuing operations of $17.4 million, or $0.12 per diluted share, for the quarter ended March 31, 2023, compared with an operating adjusted net loss from continuing operations of $2.9 million, or $(0.02) per diluted share, for the quarter ended March 31, 2022.
•Adjusted EBITDA from continuing operations was $58.9 million, an increase of 20% for the quarter ended March 31, 2023, which included an $11 million charge related to an investment in an early-stage automotive company, compared with $49.1 million for the quarter ended March 31, 2022.
•Marketplace revenue, excluding purchased vehicle sales, was $265.5 million, an increase of 11% for the first quarter of 2023, compared with $238.9 million for the first quarter of 2022.
•Finance segment's first quarter performance was driven by increased loan transactions of 13% and increased revenue per loan transaction of 5%.

2023 Guidance
The company’s previously stated annual guidance for Adjusted EBITDA of $250 to $270 million and operating adjusted net income from continuing operations per diluted share of $0.37 to $0.47 remains unchanged.
The company has not provided a reconciliation because it is unable, without unreasonable efforts, to quantify the forward-looking income from continuing operations, the most directly comparable GAAP measure. In connection with the rebranding of the existing branded marketplaces to OPENLANE, the company expects to evaluate the carrying amount of its indefinite-lived ADESA tradename and other definite-lived tradenames for potential impairment, as well as reassess the useful life of the ADESA tradename, in the second quarter of 2023. Any such non-cash impairment would affect income from continuing operations, but not the non-GAAP financial measures Adjusted EBITDA and operating adjusted net income from continuing operations per diluted share.
Earnings guidance does not contemplate future items such as business development activities, strategic developments (such as restructurings, spin-offs or dispositions of assets or investments), contingent purchase price adjustments, significant expenses related to litigation and changes in applicable laws and regulations (including significant accounting and tax matters) and intangible impairments. The timing and amounts of these items are highly variable, difficult to predict, and of a potential size that could have a substantial impact on the company’s reported results for any given period. Prospective quantification of these items is generally not practicable. Operating adjusted net income from continuing operations per share excludes amortization expense associated with acquired intangible assets, as well as one-time charges, net of taxes.
Earnings Conference Call Information
KAR will be hosting an earnings conference call and webcast on Wednesday, May 3, 2023 at 8:30 a.m. EDT. The call will be hosted by KAR's Chief Executive Officer, Peter Kelly, Executive Vice President and Chief Financial Officer, Brad Lakhia and Chief Accounting Officer, Scott Anderson. The conference call may be accessed by calling 1-833-634-2155 and entering participant passcode "KAR", while the live web cast will be available at the investors section of www.karglobal.com. Supplemental financial information for KAR’s first quarter 2023 results is available at the investors section of www.karglobal.com.
The archive of the webcast will also be available following the call and will be available at the investors section of www.karglobal.com for a limited time.
About KAR
KAR Auction Services, Inc. d/b/a KAR Global (NYSE: KAR), provides sellers and buyers across the global wholesale used vehicle industry with innovative, technology-driven remarketing solutions. KAR Global's unique end-to-end platform supports whole car, financing, logistics and other ancillary and related services. Our integrated marketplaces reduce risk, improve transparency and streamline transactions for customers around the globe. Headquartered in Carmel, Indiana, KAR Global has employees across the United States, Canada, Europe, Uruguay and the Philippines. For more information and the latest KAR Global news, go to www.karglobal.com and follow us on Twitter @KARSpeaks.
Forward-Looking Statements
Certain statements contained in this release include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made that are not historical facts may be forward-looking statements. Words such as "should," "may," "will," "can," "of the opinion," "confident," "is set," "is on track," "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "continues," "outlook," initiatives," "goals," "opportunities" and similar expressions identify forward-looking statements. Such statements are based on management's current expectations, are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include but are not limited to risks and uncertainties regarding the impact of adverse market, economic and geopolitical conditions and those other matters disclosed in the company’s Securities and Exchange Commission filings, including those discussed under the heading "Risk Factors" in the company's annual and quarterly periodic reports. The company does not undertake any obligation to update any forward-looking statements.

KAR Auction Services, Inc.
Condensed Consolidated Statements of Income
(In millions) (Unaudited)

	Three Months Ended March 31,
	2023	2022
Operating revenues
Auction fees	$99.9	$101.4
Service revenue	165.6	137.5
Purchased vehicle sales	55.5	46.3
Finance-related revenue	99.6	84.2
Total operating revenues	420.6	369.4

Operating expenses
Cost of services (exclusive of depreciation and amortization)	224.2	210.8
Selling, general and administrative	108.0	118.9
Depreciation and amortization	23.0	26.0
Total operating expenses	355.2	355.7

Operating profit	65.4	13.7

Interest expense	38.3	25.6
Other (income) expense, net	7.1	1.2

Income (loss) from continuing operations before income taxes	20.0	(13.1)

Income taxes	7.3	(4.7)

Income (loss) from continuing operations	12.7	(8.4)
Income from discontinued operations, net of income taxes	—	8.1
Net income (loss)	$12.7	$(0.3)

Net income (loss) per share - basic
Income (loss) from continuing operations	$0.01	$(0.16)
Income from discontinued operations	—	0.07
Net income (loss) per share - basic	$0.01	$(0.09)

Net income (loss) per share - diluted
Income (loss) from continuing operations	$0.01	$(0.16)
Income from discontinued operations	—	0.07
Net income (loss) per share - diluted	$0.01	$(0.09)

KAR Auction Services, Inc.
Condensed Consolidated Balance Sheets
(In millions) (Unaudited)

	March 31, 2023	December 31, 2022
Cash and cash equivalents	$219.6	$225.7
Restricted cash	32.2	52.0
Trade receivables, net of allowances	340.3	270.7
Finance receivables, net of allowances	2,385.4	2,395.1
Other current assets	97.5	78.9
Total current assets	3,075.0	3,022.4

Goodwill	1,466.3	1,464.5
Customer relationships, net of accumulated amortization	130.9	135.9
Operating lease right-of-use assets	82.6	84.8
Property and equipment, net of accumulated depreciation	120.4	123.6
Intangible and other assets	272.7	288.6
Total assets	$5,147.9	$5,119.8

Current liabilities, excluding obligations collateralized by finance receivables and current maturities of debt	$802.4	$676.9
Obligations collateralized by finance receivables	1,638.2	1,677.6
Current maturities of debt	225.8	288.7
Total current liabilities	2,666.4	2,643.2

Long-term debt	206.0	205.3
Operating lease liabilities	77.5	79.7
Other non-current liabilities	59.6	60.8
Temporary equity	612.5	612.5
Stockholders’ equity	1,525.9	1,518.3
Total liabilities, temporary equity and stockholders’ equity	$5,147.9	$5,119.8

KAR Auction Services, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions) (Unaudited)

	Three Months Ended March 31,
	2023	2022
Operating activities
Net income (loss)	$12.7	$(0.3)
Net income from discontinued operations	—	(8.1)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	23.0	26.0
Provision for credit losses	14.3	3.0
Deferred income taxes	0.2	2.6
Amortization of debt issuance costs	2.2	3.1
Stock-based compensation	3.6	5.0
Net change in unrealized (gain) loss on investment securities	0.1	3.0
Investment and note receivable impairment	11.0	—
Other non-cash, net	0.7	(8.7)
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables and other assets	(96.4)	(67.1)
Accounts payable and accrued expenses	124.7	45.0
Payments of contingent consideration in excess of acquisition-date fair value	—	(26.1)
Net cash provided by (used by) operating activities - continuing operations	96.1	(22.6)
Net cash provided by (used by) operating activities - discontinued operations	—	(39.2)
Investing activities
Net increase in finance receivables held for investment	(1.7)	(229.4)
Purchases of property, equipment and computer software	(12.0)	(13.5)
Investments in securities	(0.2)	(4.1)
Proceeds from sale of investments	0.3	0.3
Net cash used by investing activities - continuing operations	(13.6)	(246.7)
Net cash provided by (used by) investing activities - discontinued operations	7.0	(11.8)
Financing activities
Net (decrease) increase in book overdrafts	(0.5)	6.5
Net (decrease) increase in borrowings from lines of credit	(62.9)	108.8
Net (decrease) increase in obligations collateralized by finance receivables	(41.0)	170.5
Payments for debt issuance costs/amendments	(0.5)	—
Payments on long-term debt	—	(2.4)
Payments on finance leases	(0.5)	(1.3)
Payments of contingent consideration and deferred acquisition costs	—	(3.5)
Issuance of common stock under stock plans	1.3	0.6
Tax withholding payments for vested RSUs	(1.3)	(2.5)
Dividends paid on Series A Preferred Stock	(11.1)	—
Net cash (used by) provided by financing activities - continuing operations	(116.5)	276.7
Net cash provided by financing activities - discontinued operations	—	22.0
Net change in cash balances of discontinued operations	—	(24.3)
Effect of exchange rate changes on cash	1.1	3.0
Net decrease in cash, cash equivalents and restricted cash	(25.9)	(42.9)
Cash, cash equivalents and restricted cash at beginning of period	277.7	203.4
Cash, cash equivalents and restricted cash at end of period	$251.8	$160.5
Cash paid for interest, net of proceeds from interest rate derivatives	$31.1	$18.5
Cash paid for taxes, net of refunds - continuing operations	$12.0	$12.6
Cash paid for taxes, net of refunds - discontinued operations	$—	$—

KAR Auction Services, Inc.
Reconciliation of Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA, operating adjusted net income (loss) and operating adjusted net income (loss) per share as presented herein are supplemental measures of our performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). They are not measurements of our financial performance under GAAP and should not be considered as substitutes for net income (loss) or any other performance measures derived in accordance with GAAP. Management believes that these measures provide investors additional meaningful methods to evaluate certain aspects of the company’s results period over period and for the other reasons set forth below.
EBITDA is defined as net income (loss), plus interest expense net of interest income, income tax provision (benefit), depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items of income and expense and expected incremental revenue and cost savings as described in our senior secured credit agreement covenant calculations. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about one of the principal measures of performance used by our creditors. In addition, management uses EBITDA and Adjusted EBITDA to evaluate our performance.
Depreciation expense for property and equipment and amortization expense of capitalized internally developed software costs relate to ongoing capital expenditures; however, amortization expense associated with acquired intangible assets, such as customer relationships, software, tradenames and noncompete agreements are not representative of ongoing capital expenditures, but have a continuing effect on our reported results. Non-GAAP financial measures of operating adjusted net income (loss) and operating adjusted net income (loss) per share, in the opinion of the company, provide comparability of the company's performance to other companies that may not have incurred these types of non-cash expenses or that report a similar measure. In addition, operating adjusted net income (loss) and operating adjusted net income (loss) per share may include adjustments for certain other charges.
EBITDA, Adjusted EBITDA, operating adjusted net income (loss) and operating adjusted net income (loss) per share have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of the results as reported under GAAP. These measures may not be comparable to similarly titled measures reported by other companies.
The following table reconciles EBITDA and Adjusted EBITDA to income (loss) from continuing operations for the periods presented:

	Three Months Ended March 31,
(in millions), (unaudited)	2023	2022
Income (loss) from continuing operations	$12.7	$(8.4)
Add back:
Income taxes	7.3	(4.7)
Interest expense, net of interest income	37.4	25.5
Depreciation and amortization	23.0	26.0
EBITDA	80.4	38.4
Non-cash stock-based compensation	3.8	5.2
Acquisition related costs	0.3	0.3
Securitization interest	(27.8)	(10.4)
(Gain)/Loss on asset sales	—	(0.1)
Severance	0.5	3.4
Foreign currency (gains)/losses	0.1	1.2
Net change in unrealized (gains) losses on investment securities	0.1	3.0
Professional fees related to business improvement efforts	0.7	8.1
Other	0.8	—
Total addbacks/(deductions)	(21.5)	10.7
Adjusted EBITDA	$58.9	$49.1

The following table reconciles operating adjusted net income (loss) and operating adjusted net income (loss) per diluted share to net income (loss) for the periods presented:

	Three Months Ended March 31,
(in millions, except per share amounts), (unaudited)	2023	2022
Net income (loss) from continuing operations (1)	$12.7	$(8.4)
Acquired amortization expense	7.4	8.6
Income taxes (2)	(2.7)	(3.1)
Operating adjusted net income (loss) from continuing operations	$17.4	$(2.9)

Net income from discontinued operations	$—	$8.1
Acquired amortization expense	—	4.4
Income taxes (2)	—	(1.1)
Operating adjusted net income from discontinued operations	$—	$11.4

Operating adjusted net income	$17.4	$8.5

Operating adjusted net income (loss) from continuing operations per share - diluted	$0.12	$(0.02)
Operating adjusted net income from discontinued operations per share - diluted	—	0.07
Operating adjusted net income per share - diluted	$0.12	$0.05

Weighted average diluted shares - including assumed conversion of preferred shares	145.6	156.5

(1)The Series A Preferred Stock dividends and undistributed earnings allocated to participating securities have not been included in the calculation of operating adjusted net income (loss) and operating adjusted net income (loss) per diluted share.
(2)The effective tax rate at the end of each period was used to determine the amount of income tax on the adjustments to net income. An effective tax rate of 24.5% was used to determine the amount of income tax benefit on the acquired amortization for discontinued operations for the three months ended March 31, 2022.